Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Richmond, Va., January 23, 2024 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $53.9 million and basic and diluted earnings per common share of $0.72 for the fourth quarter of 2023 and adjusted operating earnings available to common shareholders(1) of $58.9 million and adjusted diluted operating earnings per common share(1) of $0.78 for the fourth quarter of 2023.

Net income available to common shareholders was $190.0 million and basic and diluted earnings per common share were $2.53 for the year ended December 31, 2023. Adjusted operating earnings available to common shareholders(1) were $221.2 million and adjusted diluted operating earnings per common share(1) were $2.95 for the year ended December 31, 2023.

In the fourth quarter of 2023, the Company’s adjusted operating earnings(1) included the following main pre-tax adjustments:

●	a $3.4 million Federal Deposit Insurance Corporation (“FDIC“) special assessment;
●	an additional $3.3 million legal reserve related to the previously disclosed settlement with the Consumer Financial Protection Bureau (“CFPB”);
●	$1.0 million in merger related costs associated with our pending merger with American National Bankshares Inc. (“American National”); and
●	$1.9 million gain related to a sale-leaseback transaction executed in the quarter.

“Looking back at 2023, it was a successful year for Atlantic Union, as we made good progress against our strategic plan, successfully responded to challenges within the banking industry, and delivered strong operating results,” said John C. Asbury, president and chief executive officer of Atlantic Union. “We undertook important actions that we believe will better position Atlantic Union for the future and preserve positive operating leverage, including a meaningful reduction to our structural expense base, our pending acquisition of American National Bank in Danville, Virginia, and balance sheet restructuring. Additionally, our strong customer relationships, our stable deposit base, and strong asset quality have served us well in this demanding operating environment.”

“We believe that our model of a diversified, traditional, full-service bank that delivers the products and services that our customers want and need, combined with local decision making, responsiveness, and client service orientation positively sets us apart from other banks, both larger and smaller. Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth, and building long-term value for our shareholders.”

NET INTEREST INCOME

For the fourth quarter of 2023, net interest income was $153.5 million, an increase of $1.6 million from $151.9 million in the third quarter of 2023. Net interest income (FTE)(1) was $157.3 million in the fourth quarter of 2023, an increase of $1.6 million from $155.7 million in the third quarter of 2023. The increases in net interest income and net interest income (FTE)(1) were driven by higher yields on both available for sale (“AFS”) securities and the loan portfolio, as well as growth in average loans held for investment (“LHFI”). These increases were partially offset by higher deposit costs driven by continued competition for deposits, which drove higher customer deposit rates, changes in the deposit mix, as depositors continue to migrate to higher costing interest bearing deposit accounts, and growth in average deposit balances. Our net interest margin decreased 1 basis point from the prior quarter to 3.26% for the quarter ended December 31, 2023, and our net interest margin (FTE)(1) decreased 1 basis point to 3.34% for the quarter ended December 31, 2023. Earning asset yields for the fourth quarter of 2023 increased 20 basis points to 5.59% compared to the third quarter of 2023, primarily due to higher yields on loans and investments, as well as loan growth. Our cost of funds increased by 21 basis points to 2.25% at December 31, 2023 compared to the prior quarter, due primarily to higher deposit costs driven by higher rates and changes in the deposit mix as noted above.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion related to acquisition accounting was $718,000 for the quarter ended December 31, 2023, representing a decrease of $361,000. The impact of net accretion in the third and fourth quarters of 2023 are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended September 30, 2023	$1,300	$(6)	$(215)	$1,079
For the quarter ended December 31, 2023	937	(4)	(215)	718

ASSET QUALITY

Overview

At December 31, 2023, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.24%, an increase of 5 basis points from the prior quarter and included nonaccrual loans of $36.9 million. The increase in NPAs was primarily due to two new nonaccrual loans within the commercial real estate – non owner occupied and commercial and industrial portfolios. Accruing past due loans as a percentage of total LHFI totaled 31 basis points at December 31, 2023, an increase of 4 basis points from September 30, 2023, and an increase of 10 basis points from December 31, 2022. The increase in past due loan levels from September 30, 2023 was primarily within the 30-59 days past due category, primarily driven by a seasonal increase in residential 1-4 family – consumer loans that were 30 days past due as of year-end, the majority of which subsequently became current. Net charge-offs were 0.03% of total average LHFI (annualized) for the fourth quarter of 2023, an increase of 2 basis points from September 30, 2023, and an increase of 1 basis point from December 31, 2022. The allowance for credit losses (“ACL”) totaled $148.5 million at December 31, 2023, a $7.5 million increase from the prior quarter.

Nonperforming Assets

At December 31, 2023, NPAs totaled $36.9 million, compared to $28.8 million in the prior quarter. The following table shows a summary of NPA balances at the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Nonaccrual loans	$36,860	$28,626	$29,105	$29,082	$27,038
Foreclosed properties	29	149	50	29	76
Total nonperforming assets	$36,889	$28,775	$29,155	$29,111	$27,114

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Beginning Balance	$28,626	$29,105	$29,082	$27,038	$26,500
Net customer payments	(2,198)	(1,947)	(5,950)	(1,755)	(1,805)
Additions	10,604	1,651	6,685	4,151	2,935
Charge-offs	(172)	(64)	(712)	(39)	(461)
Loans returning to accruing status	—	(119)	—	(313)	(131)
Ending Balance	$36,860	$28,626	$29,105	$29,082	$27,038

Past Due Loans

At December 31, 2023, past due loans still accruing interest totaled $48.4 million or 0.31% of total LHFI, compared to $40.6 million or 0.27% of total LHFI at September 30, 2023, and $30.0 million or 0.21% of total LHFI at December 31, 2022. The increase in past due loan levels at December 31, 2023 from September 30, 2023 was primarily within the 30-

59 days past due category, primarily driven by a seasonal increase related to residential 1-4 family – consumer loans that were 30 days past due at year-end, the majority of which subsequently became current. Of the total past due loans still accruing interest, $13.9 million or 0.09% of total LHFI were loans past due 90 days or more at December 31, 2023, compared to $11.9 million or 0.08% of total LHFI at September 30, 2023, and $7.5 million or 0.05% of total LHFI at December 31, 2022. The increase in loans past due 90 days or more at December 31, 2023 from both September 30, 2023 was primarily due to one credit relationship within the residential 1-4 family – commercial portfolio and two credit relationships within the residential 1-4 family – consumer portfolio.

Allowance for Credit Losses

At December 31, 2023, the ACL was $148.5 million and included an allowance for loan and lease losses (“ALLL”) of $132.2 million and a reserve for unfunded commitments of $16.3 million. The ACL at December 31, 2023 increased $7.5 million from September 30, 2023 primarily due to loan growth in the fourth quarter of 2023 and an increase in the allowance on two individually assessed loans due to changes in borrower-specific circumstances. The reserve for unfunded commitments at December 31, 2023 increased $967,000 from September 30, 2023, primarily driven by an increase in unfunded commitments.

The ACL as a percentage of total LHFI was 0.95% at December 31, 2023, an increase of 3 basis points from September 30, 2023. The ALLL as a percentage of total LHFI was 0.85% at December 31, 2023, compared to 0.82% at September 30, 2023.

Net Charge-offs

Net charge-offs were $1.2 million or 0.03% of total average LHFI on an annualized basis for the fourth quarter of 2023, compared to $294,000 or 0.01% (annualized) for the third quarter of 2023, and $810,000 or 0.02% (annualized) for the fourth quarter of 2022. The majority of net charge-offs in the fourth quarter of 2023 were related to overdrawn deposit accounts and third-party lending loans within the consumer portfolio.

Provision for Credit Losses

For the fourth quarter of 2023, the Company recorded a provision for credit losses of $8.7 million, compared to a provision for credit losses of $5.0 million in the prior quarter, and a provision for credit losses of $6.3 million in the fourth quarter of 2022.

NONINTEREST INCOME

Noninterest income increased $2.9 million to $30.0 million for the fourth quarter of 2023 from $27.1 million in the prior quarter, primarily driven by a $1.9 million gain related to a sale-leaseback transaction associated with one branch location executed during the fourth quarter, a $893,000 increase in loan-related interest rate swap fees in the fourth quarter due to several new swap transactions, and a $679,000 increase in loan syndication revenue in the fourth quarter (included in other operating income). In addition, other service charges, commissions, and fees decreased $843,000 in the fourth quarter, primarily due to a merchant vendor contract signing bonus realized in the prior quarter. Noninterest income in the prior quarter also included a $27.7 million gain related to the sale-leaseback transaction, included in other operating income, which was almost wholly offset by $27.6 million of losses incurred on the sale of AFS securities.

NONINTEREST EXPENSE

Noninterest expense decreased $579,000 to $107.9 million for the fourth quarter of 2023 from $108.5 million in the prior quarter, primarily driven by a decrease in other expenses due to costs associated with our strategic cost savings initiatives in the third quarter and lower merger-related costs associated with our pending merger with American National in the fourth quarter, partially offset by an increase in FDIC assessment premiums and other insurance due to a special assessment fee incurred in the fourth quarter and an increase in legal reserve related to our previously disclosed settlement with the CFPB (included in other expenses).

Adjusted operating noninterest expense,(1) which excludes amortization of intangible assets ($2.1 million in the fourth quarter and $2.2 million in the third quarter), a FDIC special assessment ($3.4 million recognized in the fourth quarter), the legal reserve related to our previously disclosed settlement with the CFPB ($3.3 million in the fourth quarter), merger-related costs associated with our pending merger with American National ($1.0 million in the fourth quarter and $2.0 million in the third quarter), and expenses associated with strategic cost savings initiatives ($8.7 million in the third quarter), increased $2.5 million to $98.2 million for the fourth quarter from $95.7 million in the prior quarter, primarily due to a $1.2 million increase in other expenses reflecting an increase in OREO and credit related expenses, higher teammate training and travel expenses, and annual debit card inventory purchases, a $1.1 million increase in professional services expense primarily in support of strategic initiatives in the fourth quarter and higher legal fees, a $799,000 increase in marketing and advertising expense primarily due to annual customer disclosure mailings, and a $591,000 increase in occupancy expense driven by the increased lease payments related to the sale-leaseback transaction executed in the third quarter. These increases were partially offset by a $763,000 decrease in salaries and benefits, reflecting the impact of headcount reductions from our strategic cost savings initiatives.

INCOME TAXES

The effective tax rate for the three months ended December 31, 2023 and 2022 was 14.9% and 14.3%, respectively, and the effective tax rate for the years ended December 31, 2023 and 2022 was 15.9% and 16.2%, respectively. The changes in the effective tax rate for the quarter ended and year ended December 31, 2023, compared to December 31, 2022 are primarily driven by the changes in the proportion of tax-exempt income to pre-tax income.

BALANCE SHEET

At December 31, 2023, total assets were $21.2 billion, an increase of $430.0 million or approximately 8.2% (annualized) from September 30, 2023, and an increase of $705.1 million or approximately 3.4% from December 31, 2022. Total assets increased from the prior quarter primarily due to a $351.4 million increase in LHFI (net of deferred fees and costs). In addition, investment securities increased $151.1 million primarily due to a decrease in unrealized losses in the AFS securities portfolio due to the impact of declining market interest rates. Total assets increased from the same period in the prior year primarily due to a $1.2 billion increase in LHFI (net of deferred fees and costs), partially offset by a $525.7 million decrease in investment securities due primarily to the sale of AFS securities in the first quarter of 2023.

At December 31, 2023, LHFI (net of deferred fees and costs) totaled $15.6 billion, an increase of $351.4 million or 9.1% (annualized) from $15.3 billion at September 30, 2023, and an increase of $1.2 billion or 8.2% from December 31, 2022. Quarterly average LHFI (net of deferred fees and costs) totaled $15.4 billion at December 31, 2023, an increase of $254.7 million or 6.7% (annualized) from the prior quarter, and an increase of $1.3 billion or 9.0% from December 31, 2022. LHFI (net of deferred fees and costs) increased from both the prior quarter and the prior year, primarily due to increases in the commercial and industrial and the multifamily real estate portfolios.

At December 31, 2023, total investments were $3.2 billion, an increase of $151.1 million from September 30, 2023 and a decrease of $525.7 million from December 31, 2022. AFS securities totaled $2.2 billion at December 31, 2023, $2.1 billion at September 30, 2023, and $2.7 billion at December 31, 2022. Total net unrealized losses on the AFS securities portfolio were $384.3 million at December 31, 2023, compared to $523.1 million at September 30, 2023 and $462.5 million at December 31, 2022. Held to maturity securities are carried at cost and totaled $837.4 million at December 31, 2023, $843.3 million at September 30, 2023, and $847.7 million at December 31, 2022 and had net unrealized losses of

$29.3 million at December 31, 2023, compared to $81.2 million at September 30, 2023 and $45.8 million at December 31, 2022.

At December 31, 2023, total deposits were $16.8 billion, a slight increase compared to the prior quarter. Average deposits at December 31, 2023 increased from the prior quarter by $317.8 million or 7.5% (annualized). Total deposits at December 31, 2023 increased $886.5 million or 5.6% from December 31, 2022, and quarterly average deposits at December 31, 2023 increased $501.6 million or 3.0% from the same period in the prior year. Total deposits increased from the prior quarter and the same period in the prior year primarily due to increases in interest bearing customer deposits and brokered deposits, partially offset by decreases in demand deposits.

At December 31, 2023, total borrowings were $1.3 billion, an increase of $291.2 million from September 30, 2023, and a decrease of $396.8 million from December 31, 2022. Total borrowings increased from the prior quarter primarily due to increased short-term borrowings used to fund loan growth and decreased from the same period in the prior year due to paydowns of short-term borrowings due to deposit growth.

The following table shows the Company’s capital ratios at the quarters ended:

	December 31,	September 30,	December 31,
	2023	2023	2022
Common equity Tier 1 capital ratio (2)	9.84%	9.94%	9.95%
Tier 1 capital ratio (2)	10.76%	10.88%	10.93%
Total capital ratio (2)	13.55%	13.70%	13.70%
Leverage ratio (Tier 1 capital to average assets) (2)	9.63%	9.62%	9.42%
Common equity to total assets	11.29%	10.72%	10.78%
Tangible common equity to tangible assets (1)	7.15%	6.45%	6.43%

During the fourth quarter of 2023, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the third quarter of 2023 and the fourth quarter of 2022. During the fourth quarter of 2023, the Company also declared and paid cash dividends of $0.32 per common share, a $0.02 increase or approximately 6.7% from both the third quarter of 2023 and the fourth quarter of 2022.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at December 31, 2023 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 109 branches and 123 ATMs located throughout Virginia and in portions of Maryland and North Carolina as of December 31, 2023. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

FOURTH QUARTER AND FULL YEAR 2023 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, January 23, 2024, during which the Company’s management will review the Company’s financial results for the fourth quarter and full year 2023 and provide an update on recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/7yyvrwjv.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register.vevent.com/register/BIfcd55f61c1d2456f9533b66bb36886b9. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended December 31, 2023, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding our expectations with regard to our business, financial and operating results, including our deposit base and funding, the impact of future economic conditions, changes in economic conditions, our asset quality, our customer relationships, the expected impact of our cost saving measures initiated in the second quarter of 2023, and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	inflation and its impacts on economic growth and customer and client behavior;
●	adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;
●	the sufficiency of liquidity;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;

●	the failure to close our previously announced merger with American National when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all, and the risk that any regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger;
●	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between the Company and American National;
●	any change in the purchase accounting assumptions used regarding the American National assets acquired and liabilities assumed to determine the fair value and credit marks, particularly in light of the current interest rate environment;
●	the possibility that the anticipated benefits of the proposed merger, including anticipated cost savings and strategic gains, are not realized when expected or at all;
●	the proposed merger being more expensive or taking longer to complete than anticipated, including as a result of unexpected factors or events;
●	the diversion of management’s attention from ongoing business operations and opportunities do to the proposed merger;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed merger;
●	the dilutive effect of shares of the Company’s common stock to be issued at the completion of the proposed merger;
●	changes in the Company’s or American National’s share price before closing;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of our loan or investment portfolios and changes therein;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	our ability to recruit and retain key employees;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by inflation, changing interest rates, or other factors;
●	our liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events, and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

●	the effects of changes in federal, state or local tax laws and regulations;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and March 31, 2023, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements, and undue reliance should not be placed on such forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Results of Operations
Interest and dividend income	$259,497	$247,159	$202,068	$954,450	$660,435
Interest expense	105,953	95,218	38,220	343,437	76,174
Net interest income	153,544	151,941	163,848	611,013	584,261
Provision for credit losses	8,707	4,991	6,257	31,618	19,028
Net interest income after provision for credit losses	144,837	146,950	157,591	579,395	565,233
Noninterest income	29,959	27,094	24,500	90,877	118,523
Noninterest expenses	107,929	108,508	99,790	430,371	403,802
Income before income taxes	66,867	65,536	82,301	239,901	279,954
Income tax expense	9,960	11,519	11,777	38,083	45,444
Net income	56,907	54,017	70,524	201,818	234,510
Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Net income available to common shareholders	$53,940	$51,050	$67,557	$189,950	$222,642

Interest earned on earning assets (FTE) (1)	$263,209	$250,903	$206,186	$969,360	$675,308
Net interest income (FTE) (1)	157,256	155,685	167,966	625,923	599,134
Total revenue (FTE) (1)	187,215	182,779	192,466	716,800	717,657
Pre-tax pre-provision adjusted operating earnings (7)	81,356	81,086	88,559	310,193	295,411

Key Ratios
Earnings per common share, diluted	$0.72	$0.68	$0.90	$2.53	$2.97
Return on average assets (ROA)	1.08%	1.04%	1.39%	0.98%	1.18%
Return on average equity (ROE)	9.29%	8.76%	12.05%	8.27%	9.51%
Return on average tangible common equity (ROTCE) (2) (3)	16.72%	15.71%	22.92%	14.85%	17.33%
Efficiency ratio	58.82%	60.61%	52.98%	61.32%	57.46%
Efficiency ratio (FTE) (1)	57.65%	59.37%	51.85%	60.04%	56.27%
Net interest margin	3.26%	3.27%	3.61%	3.33%	3.27%
Net interest margin (FTE) (1)	3.34%	3.35%	3.70%	3.41%	3.36%
Yields on earning assets (FTE) (1)	5.59%	5.39%	4.54%	5.28%	3.78%
Cost of interest-bearing liabilities	3.04%	2.80%	1.24%	2.59%	0.64%
Cost of deposits	2.23%	1.97%	0.72%	1.78%	0.34%
Cost of funds	2.25%	2.04%	0.84%	1.87%	0.42%

Operating Measures (4)
Adjusted operating earnings	$61,820	$62,749	$70,525	$233,106	$230,879
Adjusted operating earnings available to common shareholders	58,853	59,782	67,558	221,238	219,011
Adjusted operating earnings per common share, diluted	$0.78	$0.80	$0.90	$2.95	$2.92
Adjusted operating ROA	1.18%	1.21%	1.39%	1.14%	1.16%
Adjusted operating ROE	10.09%	10.17%	12.05%	9.55%	9.37%
Adjusted operating ROTCE (2) (3)	18.20%	18.31%	22.92%	17.21%	17.06%
Adjusted operating efficiency ratio (FTE) (1)(6)	52.97%	52.36%	50.61%	54.15%	54.68%

Per Share Data
Earnings per common share, basic	$0.72	$0.68	$0.90	$2.53	$2.97
Earnings per common share, diluted	0.72	0.68	0.90	2.53	2.97
Cash dividends paid per common share	0.32	0.30	0.30	1.22	1.16
Market value per share	36.54	28.78	35.14	36.54	35.14
Book value per common share	32.06	29.82	29.68	32.06	29.68
Tangible book value per common share (2)	19.39	17.12	16.87	19.39	16.87
Price to earnings ratio, diluted	12.80	10.65	9.79	14.42	11.83
Price to book value per common share ratio	1.14	0.97	1.18	1.14	1.18
Price to tangible book value per common share ratio (2)	1.88	1.68	2.08	1.88	2.08
Weighted average common shares outstanding, basic	75,016,402	74,999,128	74,712,040	74,961,390	74,949,109
Weighted average common shares outstanding, diluted	75,016,858	74,999,128	74,713,972	74,962,363	74,953,398
Common shares outstanding at end of period	75,023,327	74,997,132	74,712,622	75,023,327	74,712,622

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.84%	9.94%	9.95%	9.84%	9.95%
Tier 1 capital ratio (5)	10.76%	10.88%	10.93%	10.76%	10.93%
Total capital ratio (5)	13.55%	13.70%	13.70%	13.55%	13.70%
Leverage ratio (Tier 1 capital to average assets) (5)	9.63%	9.62%	9.42%	9.63%	9.42%
Common equity to total assets	11.29%	10.72%	10.78%	11.29%	10.78%
Tangible common equity to tangible assets (2)	7.15%	6.45%	6.43%	7.15%	6.43%

Financial Condition
Assets	$21,166,197	$20,736,236	$20,461,138	$21,166,197	$20,461,138
LHFI (net of deferred fees and costs)	15,635,043	15,283,620	14,449,142	15,635,043	14,449,142
Securities	3,184,111	3,032,982	3,709,761	3,184,111	3,709,761
Earning Assets	19,010,309	18,491,561	18,271,430	19,010,309	18,271,430
Goodwill	925,211	925,211	925,211	925,211	925,211
Amortizable intangibles, net	19,183	21,277	26,761	19,183	26,761
Deposits	16,818,129	16,786,505	15,931,677	16,818,129	15,931,677
Borrowings	1,311,858	1,020,669	1,708,700	1,311,858	1,708,700
Stockholders' equity	2,556,327	2,388,801	2,372,737	2,556,327	2,372,737
Tangible common equity (2)	1,445,576	1,275,956	1,254,408	1,445,576	1,254,408

LHFI, net of deferred fees and costs
Construction and land development	$1,107,850	$1,132,940	$1,101,260	$1,107,850	$1,101,260
Commercial real estate - owner occupied	1,998,787	1,975,281	1,982,608	1,998,787	1,982,608
Commercial real estate - non-owner occupied	4,172,401	4,148,218	3,996,130	4,172,401	3,996,130
Multifamily real estate	1,061,997	947,153	802,923	1,061,997	802,923
Commercial & Industrial	3,589,347	3,432,319	2,983,349	3,589,347	2,983,349
Residential 1-4 Family - Commercial	522,580	517,034	538,063	522,580	538,063
Residential 1-4 Family - Consumer	1,078,173	1,057,294	940,275	1,078,173	940,275
Residential 1-4 Family - Revolving	619,433	599,282	585,184	619,433	585,184
Auto	486,926	534,361	592,976	486,926	592,976
Consumer	120,641	126,151	152,545	120,641	152,545
Other Commercial	876,908	813,587	773,829	876,908	773,829
Total LHFI	$15,635,043	$15,283,620	$14,449,142	$15,635,043	$14,449,142

Deposits
Interest checking accounts	$4,697,819	$5,055,464	$4,186,505	$4,697,819	$4,186,505
Money market accounts	3,850,679	3,472,953	3,922,533	3,850,679	3,922,533
Savings accounts	909,223	950,363	1,130,899	909,223	1,130,899
Customer time deposits of $250,000 and over	674,939	634,950	405,060	674,939	405,060
Other customer time deposits	2,173,904	2,011,106	1,396,011	2,173,904	1,396,011
Time deposits	2,848,843	2,646,056	1,801,071	2,848,843	1,801,071
Total interest-bearing customer deposits	12,306,564	12,124,836	11,041,008	12,306,564	11,041,008
Brokered deposits	548,384	516,720	7,430	548,384	7,430
Total interest-bearing deposits	$12,854,948	$12,641,556	$11,048,438	$12,854,948	$11,048,438
Demand deposits	3,963,181	4,144,949	4,883,239	3,963,181	4,883,239
Total deposits	$16,818,129	$16,786,505	$15,931,677	$16,818,129	$15,931,677

Averages
Assets	$20,853,306	$20,596,189	$20,174,152	$20,512,402	$19,949,388
LHFI (net of deferred fees and costs)	15,394,500	15,139,761	14,117,433	14,949,487	13,671,714
Loans held for sale	6,470	10,649	7,809	9,357	14,519
Securities	3,031,475	3,101,658	3,644,196	3,192,891	3,896,337
Earning assets	18,676,967	18,462,505	18,000,596	18,368,806	17,853,216
Deposits	17,113,369	16,795,611	16,611,749	16,653,888	16,451,718
Time deposits	3,128,048	2,914,004	1,764,596	2,711,491	1,735,983
Interest-bearing deposits	13,026,138	12,576,776	11,415,032	12,311,751	11,172,759
Borrowings	792,629	905,170	816,818	971,715	700,271
Interest-bearing liabilities	13,818,767	13,481,946	12,231,850	13,283,466	11,873,030
Stockholders' equity	2,430,711	2,446,902	2,321,208	2,440,525	2,465,049
Tangible common equity (2)	1,318,952	1,332,993	1,201,732	1,326,007	1,333,751

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$125,627	$120,683	$108,009	$110,768	$99,787
Add: Recoveries	853	1,335	1,332	4,390	5,076
Less: Charge-offs	2,038	1,629	2,142	11,995	7,409
Add: Provision for loan losses	7,740	5,238	3,569	29,019	13,314
Ending balance, ALLL	$132,182	$125,627	$110,768	$132,182	$110,768

Beginning balance, Reserve for unfunded commitment (RUC)	$15,302	$15,548	$11,000	$13,675	$8,000
Add: Provision for unfunded commitments	967	(246)	2,675	2,594	5,675
Ending balance, RUC	$16,269	$15,302	$13,675	$16,269	$13,675
Total ACL	$148,451	$140,929	$124,443	$148,451	$124,443

ACL / total LHFI	0.95%	0.92%	0.86%	0.95%	0.86%
ALLL / total LHFI	0.85%	0.82%	0.77%	0.85%	0.77%
Net charge-offs / total average LHFI (annualized)	0.03%	0.01%	0.02%	0.05%	0.02%
Provision for loan losses/ total average LHFI (annualized)	0.20%	0.14%	0.10%	0.19%	0.10%

Nonperforming Assets
Construction and land development	$348	$355	$307	$348	$307
Commercial real estate - owner occupied	3,001	3,882	7,178	3,001	7,178
Commercial real estate - non-owner occupied	12,616	5,999	1,263	12,616	1,263
Commercial & Industrial	4,556	2,256	1,884	4,556	1,884
Residential 1-4 Family - Commercial	1,804	1,833	1,904	1,804	1,904
Residential 1-4 Family - Consumer	11,098	10,368	10,846	11,098	10,846
Residential 1-4 Family - Revolving	3,087	3,572	3,453	3,087	3,453
Auto	350	361	200	350	200
Consumer	—	—	3	—	3
Nonaccrual loans	$36,860	$28,626	$27,038	$36,860	$27,038
Foreclosed property	29	149	76	29	76
Total nonperforming assets (NPAs)	$36,889	$28,775	$27,114	$36,889	$27,114
Construction and land development	$25	$25	$100	$25	$100
Commercial real estate - owner occupied	2,579	2,395	2,167	2,579	2,167
Commercial real estate - non-owner occupied	2,967	2,835	607	2,967	607
Commercial & Industrial	782	792	459	782	459
Residential 1-4 Family - Commercial	1,383	817	275	1,383	275
Residential 1-4 Family - Consumer	4,470	3,632	1,955	4,470	1,955
Residential 1-4 Family - Revolving	1,095	1,034	1,384	1,095	1,384
Auto	410	229	344	410	344
Consumer	152	97	108	152	108
Other Commercial	—	15	91	—	91
LHFI ≥ 90 days and still accruing	$13,863	$11,871	$7,490	$13,863	$7,490
Total NPAs and LHFI ≥ 90 days	$50,752	$40,646	$34,604	$50,752	$34,604
NPAs / total LHFI	0.24%	0.19%	0.19%	0.24%	0.19%
NPAs / total assets	0.17%	0.14%	0.13%	0.17%	0.13%
ALLL / nonaccrual loans	358.61%	438.86%	409.68%	358.61%	409.68%
ALLL/ nonperforming assets	358.32%	436.58%	408.53%	358.32%	408.53%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Past Due Detail
Construction and land development	$270	$—	$1,253	$270	$1,253
Commercial real estate - owner occupied	1,575	3,501	2,305	1,575	2,305
Commercial real estate - non-owner occupied	545	4,573	1,121	545	1,121
Commercial & Industrial	4,303	3,049	824	4,303	824
Residential 1-4 Family - Commercial	567	744	1,231	567	1,231
Residential 1-4 Family - Consumer	7,546	1,000	5,951	7,546	5,951
Residential 1-4 Family - Revolving	2,238	2,326	1,843	2,238	1,843
Auto	4,737	2,703	2,747	4,737	2,747
Consumer	770	517	351	770	351
Other Commercial	6,569	3,545	—	6,569	—
LHFI 30-59 days past due	$29,120	$21,958	$18,855	$29,120	$18,855
Construction and land development	$24	$386	$45	$24	$45
Commercial real estate - owner occupied	—	1,902	635	—	635
Commercial real estate - non-owner occupied	184	797	48	184	48
Multifamily real estate	146	150	—	146	—
Commercial & Industrial	49	576	174	49	174
Residential 1-4 Family - Commercial	676	67	—	676	—
Residential 1-4 Family - Consumer	1,804	1,775	1,690	1,804	1,690
Residential 1-4 Family - Revolving	1,429	602	511	1,429	511
Auto	872	339	450	872	450
Consumer	232	164	125	232	125
LHFI 60-89 days past due	$5,416	$6,758	$3,678	$5,416	$3,678

Past Due and still accruing	$48,399	$40,587	$30,023	$48,399	$30,023
Past Due and still accruing / total LHFI	0.31%	0.27%	0.21%	0.31%	0.21%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$153,544	$151,941	$163,848	$611,013	$584,261
FTE adjustment	3,712	3,744	4,118	14,910	14,873
Net interest income (FTE) (non-GAAP)	$157,256	$155,685	$167,966	$625,923	$599,134
Noninterest income (GAAP)	29,959	27,094	24,500	90,877	118,523
Total revenue (FTE) (non-GAAP)	$187,215	$182,779	$192,466	$716,800	$717,657

Average earning assets	$18,676,967	$18,462,505	$18,000,596	$18,368,806	$17,853,216
Net interest margin	3.26%	3.27%	3.61%	3.33%	3.27%
Net interest margin (FTE)	3.34%	3.35%	3.70%	3.41%	3.36%

Tangible Assets (2)
Ending assets (GAAP)	$21,166,197	$20,736,236	$20,461,138	$21,166,197	$20,461,138
Less: Ending goodwill	925,211	925,211	925,211	925,211	925,211
Less: Ending amortizable intangibles	19,183	21,277	26,761	19,183	26,761
Ending tangible assets (non-GAAP)	$20,221,803	$19,789,748	$19,509,166	$20,221,803	$19,509,166

Tangible Common Equity (2)
Ending equity (GAAP)	$2,556,327	$2,388,801	$2,372,737	$2,556,327	$2,372,737
Less: Ending goodwill	925,211	925,211	925,211	925,211	925,211
Less: Ending amortizable intangibles	19,183	21,277	26,761	19,183	26,761
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,445,576	$1,275,956	$1,254,408	$1,445,576	$1,254,408

Average equity (GAAP)	$2,430,711	$2,446,902	$2,321,208	$2,440,525	$2,465,049
Less: Average goodwill	925,211	925,211	925,211	925,211	930,315
Less: Average amortizable intangibles	20,192	22,342	27,909	22,951	34,627
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,318,952	$1,332,993	$1,201,732	$1,326,007	$1,333,751

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$53,940	$51,050	$67,557	$189,950	$222,642
Plus: Amortization of intangibles, tax effected	1,654	1,732	1,881	6,937	8,544
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$55,594	$52,782	$69,438	$196,887	$231,186

Return on average tangible common equity (ROTCE)	16.72%	15.71%	22.92%	14.85%	17.33%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Operating Measures (4)
Net income (GAAP)	$56,907	$54,017	$70,524	$201,818	$234,510
Plus: Strategic cost saving initiatives, net of tax	—	6,851	—	9,959	—
Plus: Merger-related costs, net of tax	884	1,965	—	2,850	—
Plus: Legal reserve, net of tax	2,859	—	—	6,809	—
Plus: FDIC special assessment, net of tax	2,656	—	—	2,656	—
Plus: Strategic branch closing and facility consolidation costs, net of tax	—	—	—	—	4,351
Less: Gain (loss) on sale of securities, net of tax	2	(21,799)	(1)	(32,381)	(2)
Less: Gain on sale-leaseback transaction, net of tax	1,484	21,883	—	23,367	—
Less: Gain on sale of DHFB, net of tax	—	—	—	—	7,984
Adjusted operating earnings (non-GAAP)	61,820	62,749	70,525	233,106	230,879
Less: Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Adjusted operating earnings available to common shareholders (non-GAAP)	$58,853	$59,782	$67,558	$221,238	$219,011

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$107,929	$108,508	$99,790	$430,371	$403,802
Less: Amortization of intangible assets	2,094	2,193	2,381	8,781	10,815
Less: Strategic cost saving initiatives	—	8,672	—	12,607	—
Less: Merger-related costs	1,002	1,993	—	2,995	—
Less: Legal reserve	3,300	—	—	8,300	—
Less: FDIC special assessment	3,362	—	—	3,362	—
Less: Strategic branch closing and facility consolidation costs	—	—	—	—	5,508
Adjusted operating noninterest expense (non-GAAP)	$98,171	$95,650	$97,409	$394,326	$387,479

Noninterest income (GAAP)	$29,959	$27,094	$24,500	$90,877	$118,523
Less: Gain (loss) on sale of securities	3	(27,594)	(1)	(40,989)	(3)
Less: Gain on sale-leaseback transaction	1,879	27,700	—	29,579	—
Less: Gain on sale of DHFB	—	—	—	—	9,082
Adjusted operating noninterest income (non-GAAP)	$28,077	$26,988	$24,501	$102,287	$109,444

Net interest income (FTE) (non-GAAP) (1)	$157,256	$155,685	$167,966	$625,923	$599,134
Adjusted operating noninterest income (non-GAAP)	28,077	26,988	24,501	102,287	109,444
Total adjusted revenue (FTE) (non-GAAP) (1)	$185,333	$182,673	$192,467	$728,210	$708,578

Efficiency ratio	58.82%	60.61%	52.98%	61.32%	57.46%
Efficiency ratio (FTE) (1)	57.65%	59.37%	51.85%	60.04%	56.27%
Adjusted operating efficiency ratio (FTE) (1)(6)	52.97%	52.36%	50.61%	54.15%	54.68%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$61,820	$62,749	$70,525	$233,106	$230,879

Average assets (GAAP)	$20,853,306	$20,596,189	$20,174,152	$20,512,402	$19,949,388
Return on average assets (ROA) (GAAP)	1.08%	1.04%	1.39%	0.98%	1.18%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.18%	1.21%	1.39%	1.14%	1.16%

Average equity (GAAP)	$2,430,711	$2,446,902	$2,321,208	$2,440,525	$2,465,049
Return on average equity (ROE) (GAAP)	9.29%	8.76%	12.05%	8.27%	9.51%
Adjusted operating return on average equity (ROE) (non-GAAP)	10.09%	10.17%	12.05%	9.55%	9.37%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$58,853	$59,782	$67,558	$221,238	$219,011
Plus: Amortization of intangibles, tax effected	1,654	1,732	1,881	6,937	8,544
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$60,507	$61,514	$69,439	$228,175	$227,555

Average tangible common equity (non-GAAP)	$1,318,952	$1,332,993	$1,201,732	$1,326,007	$1,333,751
Adjusted operating return on average tangible common equity (non-GAAP)	18.20%	18.31%	22.92%	17.21%	17.06%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$56,907	$54,017	$70,524	$201,818	$234,510
Plus: Provision for credit losses	8,707	4,991	6,257	31,618	19,028
Plus: Income tax expense	9,960	11,519	11,777	38,083	45,444
Plus: Strategic cost saving initiatives	—	8,672	—	12,607	—
Plus: Merger-related costs	1,002	1,993	—	2,995	—
Plus: Legal reserve	3,300	—	—	8,300	—
Plus: FDIC special assessment, net of tax	3,362	—	—	3,362	—
Plus: Strategic branch closing and facility consolidation costs	—	—	—	—	5,508
Less: Gain (loss) on sale of securities	3	(27,594)	(1)	(40,989)	(3)
Less: Gain on sale-leaseback transaction	1,879	27,700	—	29,579	—
Less: Gain on sale of DHFB	—	—	—	—	9,082
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$81,356	$81,086	$88,559	$310,193	$295,411
Less: Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$78,389	$78,119	$85,592	$298,325	$283,543

Weighted average common shares outstanding, diluted	75,016,858	74,999,128	74,713,972	74,962,363	74,953,398
Pre-tax pre-provision earnings per common share, diluted	$1.04	$1.04	$1.15	$3.98	$3.78

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Mortgage Origination Held for Sale Volume
Refinance Volume	$3,972	$2,239	$2,312	$13,740	$55,725
Purchase Volume	27,871	35,815	29,262	128,046	238,310
Total Mortgage loan originations held for sale	$31,843	$38,054	$31,574	$141,786	$294,035
% of originations held for sale that are refinances	12.5%	5.9%	7.3%	9.7%	19.0%

Wealth
Assets under management	$5,014,208	$4,675,523	$4,271,728	$5,014,208	$4,271,728

Other Data
End of period full-time employees	1,804	1,788	1,877	1,804	1,877
Number of full-service branches	109	109	114	109	114
Number of automatic transaction machines ("ATMs")	123	123	131	123	131

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), merger-related costs, a legal reserve associated with our previously disclosed settlement with the CFPB, a FDIC special assessment, strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives), gain (loss) on sale of securities, gain on sale-leaseback transaction, and gain on sale of DHFB. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization’s operations.

(5)	All ratios at December 31, 2023 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, strategic cost saving initiatives, merger-related costs, a legal reserve associated with our previously disclosed settlement with the CFPB, a FDIC special assessment, strategic branch closing and related facility consolidation costs, gain (loss) on sale of securities, gain on sale-leaseback transaction, and gain on sale of DHFB. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the organization’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, strategic cost saving initiatives, merger-related costs, a legal reserve associated with our previously disclosed settlement with the CFPB, a FDIC special assessment, strategic branch closure initiatives and related facility consolidation costs, gain (loss) on sale of securities, gain on sale-leaseback transaction, and gain on sale of DHFB. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	September 30,	December 31,
	2023	2023	2022
ASSETS	(unaudited)	(unaudited)	(audited)
Cash and cash equivalents:
Cash and due from banks	$196,754	$233,526	$216,384
Interest-bearing deposits in other banks	167,601	159,718	102,107
Federal funds sold	13,776	5,701	1,457
Total cash and cash equivalents	378,131	398,945	319,948
Securities available for sale, at fair value	2,231,261	2,084,928	2,741,816
Securities held to maturity, at carrying value	837,378	843,269	847,732
Restricted stock, at cost	115,472	104,785	120,213
Loans held for sale	6,710	6,608	3,936
Loans held for investment, net of deferred fees and costs	15,635,043	15,283,620	14,449,142
Less: allowance for loan and lease losses	132,182	125,627	110,768
Total loans held for investment, net	15,502,861	15,157,993	14,338,374
Premises and equipment, net	90,959	94,510	118,243
Goodwill	925,211	925,211	925,211
Amortizable intangibles, net	19,183	21,277	26,761
Bank owned life insurance	452,565	449,452	440,656
Other assets	606,466	649,258	578,248
Total assets	$21,166,197	$20,736,236	$20,461,138
LIABILITIES
Noninterest-bearing demand deposits	$3,963,181	$4,144,949	$4,883,239
Interest-bearing deposits	12,854,948	12,641,556	11,048,438
Total deposits	16,818,129	16,786,505	15,931,677
Securities sold under agreements to repurchase	110,833	134,936	142,837
Other short-term borrowings	810,000	495,000	1,176,000
Long-term borrowings	391,025	390,733	389,863
Other liabilities	479,883	540,261	448,024
Total liabilities	18,609,870	18,347,435	18,088,401
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	99,147	99,120	98,873
Additional paid-in capital	1,782,286	1,779,281	1,772,440
Retained earnings	1,018,070	988,133	919,537
Accumulated other comprehensive loss	(343,349)	(477,906)	(418,286)
Total stockholders' equity	2,556,327	2,388,801	2,372,737
Total liabilities and stockholders' equity	$21,166,197	$20,736,236	$20,461,138

Common shares outstanding	75,023,327	74,997,132	74,712,622
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest and dividend income:
Interest and fees on loans	$230,378	$221,380	$173,475	$846,923	$555,614
Interest on deposits in other banks	2,255	1,309	1,383	6,071	2,612
Interest and dividends on securities:
Taxable	18,703	16,055	16,196	67,075	59,306
Nontaxable	8,161	8,415	11,014	34,381	42,903
Total interest and dividend income	259,497	247,159	202,068	954,450	660,435
Interest expense:
Interest on deposits	95,998	83,590	30,236	296,689	56,201
Interest on short-term borrowings	5,043	6,499	3,588	27,148	5,393
Interest on long-term borrowings	4,912	5,129	4,396	19,600	14,580
Total interest expense	105,953	95,218	38,220	343,437	76,174
Net interest income	153,544	151,941	163,848	611,013	584,261
Provision for credit losses	8,707	4,991	6,257	31,618	19,028
Net interest income after provision for credit losses	144,837	146,950	157,591	579,395	565,233
Noninterest income:
Service charges on deposit accounts	8,662	8,557	7,631	33,240	30,052
Other service charges, commissions and fees	1,789	2,632	1,631	7,860	6,765
Interchange fees	2,581	2,314	2,571	9,678	9,110
Fiduciary and asset management fees	4,526	4,549	4,085	17,695	22,414
Mortgage banking income	774	666	379	2,743	7,085
Gain (loss) on sale of securities	3	(27,594)	(1)	(40,989)	(3)
Bank owned life insurance income	3,088	2,973	2,649	11,759	11,507
Loan-related interest rate swap fees	3,588	2,695	3,664	10,037	12,174
Other operating income	4,948	30,302	1,891	38,854	19,419
Total noninterest income	29,959	27,094	24,500	90,877	118,523
Noninterest expenses:
Salaries and benefits	56,686	57,449	58,723	236,682	228,926
Occupancy expenses	6,644	6,053	6,328	25,146	26,013
Furniture and equipment expenses	3,517	3,449	3,978	14,282	14,838
Technology and data processing	7,853	7,923	9,442	32,484	33,372
Professional services	4,346	3,291	4,456	15,483	16,730
Marketing and advertising expense	3,018	2,219	2,228	10,406	9,236
FDIC assessment premiums and other insurance	7,630	4,258	1,896	19,861	10,241
Franchise and other taxes	4,505	4,510	4,500	18,013	18,006
Loan-related expenses	1,060	1,388	1,356	5,619	6,574
Amortization of intangible assets	2,094	2,193	2,381	8,781	10,815
Other expenses	10,576	15,775	4,502	43,614	29,051
Total noninterest expenses	107,929	108,508	99,790	430,371	403,802
Income before income taxes	66,867	65,536	82,301	239,901	279,954
Income tax expense	9,960	11,519	11,777	38,083	45,444
Net income	$56,907	$54,017	$70,524	201,818	234,510
Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Net income available to common shareholders	$53,940	$51,050	$67,557	$189,950	$222,642

Basic earnings per common share	$0.72	$0.68	$0.90	$2.53	$2.97
Diluted earnings per common share	$0.72	$0.68	$0.90	$2.53	$2.97

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	December 31, 2023			September 30, 2023
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$1,771,312	$18,703	4.19%	$1,799,675	$16,055	3.54%
Tax-exempt	1,260,163	10,330	3.25%	1,301,983	10,653	3.25%
Total securities	3,031,475	29,033	3.80%	3,101,658	26,708	3.42%
LHFI, net of deferred fees and costs (3)	15,394,500	231,687	5.97%	15,139,761	222,698	5.84%
Other earning assets	250,992	2,489	3.93%	221,086	1,497	2.69%
Total earning assets	18,676,967	$263,209	5.59%	18,462,505	$250,903	5.39%
Allowance for loan and lease losses	(123,954)			(121,229)
Total non-earning assets	2,300,293			2,254,913
Total assets	$20,853,306			$20,596,189

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$8,974,437	$64,456	2.85%	$8,697,801	$57,378	2.62%
Regular savings	923,653	509	0.22%	964,971	499	0.21%
Time deposits	3,128,048	31,033	3.94%	2,914,004	25,713	3.50%
Total interest-bearing deposits	13,026,138	95,998	2.92%	12,576,776	83,590	2.64%
Other borrowings	792,629	9,955	4.98%	905,170	11,628	5.10%
Total interest-bearing liabilities	$13,818,767	$105,953	3.04%	$13,481,946	$95,218	2.80%

Noninterest-bearing liabilities:
Demand deposits	4,087,231			4,218,835
Other liabilities	516,597			448,506
Total liabilities	18,422,595			18,149,287
Stockholders' equity	2,430,711			2,446,902
Total liabilities and stockholders' equity	$20,853,306			$20,596,189
Net interest income (FTE)		$157,256			$155,685

Interest rate spread			2.55%			2.59%
Cost of funds			2.25%			2.04%
Net interest margin (FTE)			3.34%			3.35%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.